Exhibit  14


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our name with respect to the Registration Statement of Calvert Tax-Free Reserves Fund on Form N-14 under the Securities Act of 1933, relative to the transfer of all the assets and liabilities of Tax Free Fund of Vermont, Inc. to the Calvert Tax-Free Reserves Fund Vermont Municipal Portfolio in exchange for shares of the Calvert Tax-Free Reserves Fund Vermont Municipal Portfolio.

Arthur  Andersen  LLP